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                                                                  EXHIBIT 10.13

                            CORPORATE ADMINISTRATION
                         COMPANY VEHICLE LEASING POLICY


The Company provides leased vehicles, equipped with cellular phones if desired, to employees of Executive Vice President status (or equivalent) and above. Other individuals may be entitled to leased vehicles upon approval of the Chief Executive Officer. Corporate Administration's responsibilities and related procedures regarding the policy are as follows:

LEASE ADMINISTRATION

1. Once the individual has selected their vehicle and negotiated the leasing terms, a Credit Application is prepared by the Corporate Manager, and a lease is drawn up. The lease is then given to the Chairman/Chief Executive Officer or the Corporate Manager for execution.

2. A check request for the down payment is prepared and forwarded with the lease and related documentation to Corporate Accounting for processing. License, taxes and up front costs shall not exceed $6,000, exclusive of refundable amounts. Monthly lease payments shall not exceed $550.

3. The Corporate Manager provides Human Resources with a copy of the lease with the odometer reading for their Benefits file.

INSURANCE

1. The leased vehicles are incorporated into Trenwick Group Inc.'s inforce Business Automobile insurance policy that is issued through Willis Corroon.

2.    The Corporate Manager contacts Don Herington at Willis Corroon
      (212) 837-0819 and provides him with vehicle information, i.e., VIN number, make, model, engine size, garage location. Willis Corroon will prepare and forward Insurance I.D. cards. Cards are to be kept in the vehicles at all times.

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Company Vehicle Leasing Policy
Page Two


VEHICLE REGISTRATION

1. Corporate Administration is also responsible for the registration of the vehicle at the DMV Department, if the dealership does not provide this service. Insurance I.D. Cards are required for registration. Place the Registration documentation in the vehicles upon receipt.

2. The annual emissions testing is also handled through Corporate Administration. The insurance I.D. Card, Registration and $10 cash are required at the time of testing. The money is obtained from Petty Cash through the Receptionist.

MAINTENANCE

        At the request of the individual driver, appointment pick-ups and drop-offs of vehicles for scheduled vehicle maintenance, (i.e., oil changes, tune ups, tire rotations, etc.) are coordinated by Corporate Administration at the respective dealerships.

EQUIPMENT

        The removal/replacement/installation of cellular telephones into leased vehicles is coordinated by Corporate Administration. The Corporate Manager contacts Connecticut Telephone, 810 Post Road, Fairfield (203) 256-8100 to schedule on-site appointments for any of these services.




LeasingV/g/rmd
13 MARCH 1997